SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

PROGREEN PR5OPERTIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	( I.R.S. Employer Identification No.)

6443 Inkster Road, Suite 170-D, Bloomfield Township, MI	48301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 973-8851

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into Material Definitive Agreement

On June 23, 2016, the Company entered into $5,000,000 equity line financing agreement (“Investment Agreement”) with Tangiers Global, LLC (“Tangiers”), Dorado, Puerto Rico. The financing is over a maximum of 36 months. A maximum of 100 million (100,000,000) shares of our common stock will be registered for this financing. Under the Investment Agreement and the registration rights agreement for this financing, we are required to file a registration statement (“Registration Statement”) under the Securities Act of 1933, as amended, and to make any required filings under applicable state securities laws to register the shares of our common stock to be purchased by Tangiers pursuant to the Investment Agreement. We are required to use our best efforts to file the Registration Statement within 30 days of the date the Investment Agreement is executed, and expect that the Registration Statement will be filed in July 2016, following the filing of the Company’s 2016 Annual Report on Form 10-K.

Subject to the terms and conditions of the equity line documents, from time to time, the Company may, in its sole discretion, deliver a put notice to Tangiers which states the number of shares that the Company intends to sell to Tangiers on a closing date, the maximum number of shares in a put notice being 100% of the average of the daily trading volume of our common stock for the ten consecutive trading days immediately prior to the applicable put notice date. The closing of a put, when we receive payment for the shares specified in the put notice, would occur upon the first trading day following the completion of the valuation period under the Investment Agreement (the period of five trading days immediately following the receipt of the applicable put notice during which the purchase price per share is determined by reference to 89% of average of the five lowest daily trading prices of the common stock during the valuation period).

We have issued to the Tangiers in connection with the execution of the Investment Agreement a commitment fee of a five-year warrant to purchase 4,000,000 shares of common stock, at an exercise price of $.02 per share, and Tangiers has provided financing to us for our legal costs in connection with the filing of the Registration Statement through a one-year $22,000 convertible debenture, due June 23, 2017, convertible into our common stock at a conversion price of $.03 per share.

The foregoing descriptions of the INVESTMENT AGREEMENT, registration rights agreement, common stock purchase warrant and Convertible debenture, and do not purport to be complete and are qualified in their entirety by reference to the respective agreements, which are filed as Exhibits 10.34 through 10.37 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

Date	Title and Amount(1)	Purchaser	Principal Underwriter	Total Offering Price/ Underwriting Discounts
June 23, 2016	Issuance in connection with the Investment Agreement between the Company and Tangiers Global, LLC, dated June 23, 2016, of five-year common stock purchase warrant to purchase 4,000,000 shares of common stock of the Company at an exercise price of $.02 per share.	Tangiers Global, LLC	NA	$-0-/NA

June 23, 2016	Issuance in connection with the referenced Investment Agreement of a one-year 5.83% Convertible Debenture in the principal amount of $22,000, convertible into common stock of the Company at a conversion price of $.03 per share.	Tangiers Global, LLC	NA	$22,000/NA

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Exhibit
10.34	Investment Agreement, dated June 23, 2016, between the Company and Tangiers Global, LLC.
10.35	Registration Rights Agreement, dated June 23, 2016, between the Company and Tangiers Global, LLC.
10.36	Common Stock Purchase Warrant, dated June 23, 2016, between the Company and Tangiers Global, LLC.
10.37	Form of $22,000 Convertible Debenture issued to Tangiers Global, LLC June 23, 2016.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGREEN PROPERTIES, INC.

Dated: June 27, 2016	By:	/s/ Jan Telander
Jan Telander, Chief Executive Officer

3